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                                    EXHIBIT 5


                          [Conner & Winters Letterhead]


                                March 31, 2003



Unit Corporation
1000 Kensington Tower I
7130 South Lewis
Tulsa, Oklahoma 74136

     Re: Unit Corporation
         Registration Statement on Form S-3

Gentlemen:

     We have acted as counsel for Unit Corporation, a Delaware corporation (the "Company"), in connection with the filing of a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), for the registration from time to time of up to $250,000,000 aggregate amount of (i) debt securities of the Company, which may be either senior or subordinated (collectively, the "Debt Securities"), (ii) shares of the Company's preferred stock, par value $1.00 per share (the "Preferred Stock"), (iii) shares of the Company's common stock, par value $0.20 per share (the "Common Stock"), (iv) Warrants representing rights to purchase Debt Securities, Preferred Stock or Common Stock of the Company ("Warrants"), (v) purchase contracts for the purchase or sale of debt or equity securities of the Company or any combination thereof, ("Purchase Contracts"), and (vi) units consisting of one or more Purchase Contracts, Warrants, Debt Securities, shares of Common Stock, shares of Preferred Stock or any combination of such securities ("Units") and together with the Debt Securities, Preferred Stock, Common Stock, Warrants and Purchase Contracts (the "Securities"). The Securities will be sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements").

     We have examined (i) the Registration Statement, and (ii) the form of Indenture relating to the Debt Securities (the "Indenture") to be executed by the Company and an indenture trustee to be selected by the Company (the "Trustee") filed as an exhibit to the Registration Statement. In addition, we have (a) examined such certificates of public officials and of corporate officers and directors and such other documents and matters as we have deemed necessary or appropriate, (b) relied upon the accuracy of facts and information set forth in all such documents, and (c) assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals from which all such copies were made.

     We have also assumed that (i) prior to the issuance of any Securities, (a) the Registration Statement, as finally amended (including any necessary post-effective amendments), and any additional registration statement filed under Rule 462 under the Securities Act shall have been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded, (b) an appropriate Prospectus Supplement describing the Securities shall have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (c) the Securities shall have been duly authorized by appropriate corporate action so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company and (d) there will exist under the Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation") the requisite number of authorized but unissued shares of Common Stock and/or Preferred Stock, as the case may be, and (ii) with respect to the issuance of shares of each series of Preferred Stock offered from time to time under the Registration Statement, the Board of Directors of the Company shall have approved and adopted and filed with the Delaware Secretary of State a Certificate of Designation of Preferences, Rights, Privileges and Restrictions of Preferred Stock with respect to such series.

     Further, with respect to Warrants issued from time to time pursuant to any warrant agreement(s) as shall be entered into by the Company (individually, a "Warrant Agreement" and, collectively, the "Warrant Agreements"), to the extent that the obligation of the Company under any such Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that (a) any warrant agent named therein ("Warrant Agent") is duly qualified to engage in the activities contemplated by the Warrant Agreement, (b) the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms, (c) the Warrant Agent is in compliance, generally, with respect to acting as Warrant Agent under the Warrant Agreement with all applicable laws and regulations, and
(d) the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

     We have further assumed that the Securities will be offered and sold pursuant to and in accordance with the terms and conditions set forth in one or more underwriting agreements (collectively, the "Underwriting Agreement") between the Company and an investment banking firm or firms to be selected by the Company as the Representative of the Underwriters for the Offering (the "Underwriters"), covering the sale by the Company and the purchase by the Underwriters of up to such number of Securities as shall have been authorized by the Board of Directors of the Company, and providing, among other things, for payment to the Company of such consideration for such purchase and sale as shall constitute sufficient and valid consideration pursuant to the Certificate of Incorporation, and the by-laws of the Company, as amended, and the laws of the State of Delaware. We have also assumed that the choice of New York law to govern the Indenture is a valid and legal provision.

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     Based on the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that:

     1. The Debt Securities proposed to be sold by the Company, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such Debt Securities; (ii) the Trustee has been selected and qualified pursuant to the Trust Indenture Act of 1939, as amended; (iii) the Indenture and any supplemental indenture in respect of the Debt Securities have been duly executed and delivered; (iv) the terms of the Debt Securities have been duly established in accordance with the Indenture and any applicable supplemental indenture relating to the Debt Securities; and (v) the Debt Securities have been duly executed and authenticated in accordance with the Indenture and any related supplemental indenture in respect of the Debt Securities and duly issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, will be validly issued and constitute valid and binding obligations of the Company.

     2. The shares of Preferred Stock proposed to be sold by the Company, when
(i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such series of Preferred Stock and (ii) such shares of Preferred Stock are issued and delivered upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, will be validly issued, fully paid and non-assessable.

     3. The shares of Common Stock proposed to be sold by the Company, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock and (ii) such shares of Common Stock are issued and delivered upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, will be validly issued, fully paid and non-assessable.

     4. The Warrants proposed to be sold by the Company, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Warrants and the issuance and sale of the Securities issuable upon the exercise thereof; (ii) a Warrant Agreement relating to the Warrants has been duly authorized and validly executed and delivered; (iii) the Warrants have been duly authenticated by the Warrant Agent; and (iv) the Warrants are issued and delivered upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, will be validly issued, fully paid and non-assessable, and will constitute valid and binding obligations of the Company.

     5. The Purchase Contracts proposed to be sold by the Company, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Purchase Contracts; (ii) a purchase contract agreement relating to the Purchase Contracts (the "Purchase Contract Agreement") has been duly authorized and validly executed and delivered; and
(iii) the Purchase Contracts are issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, will be validly issued and constitute valid and binding obligations of the Company.

     6. The Units, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Units; (ii) the terms of the collateral arrangements, if any, relating to the Units have been duly established and the agreement(s) relating thereto have been duly executed and delivered and the collateral has been deposited with the collateral agent in accordance with such arrangements; and (iii) the Units are issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated by the Registration Statement and any Prospectus Supplement relating thereto, will be validly issued and constitute valid and binding obligations of the Company.

     We note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders judgment. In the case of a security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

     Our opinions set forth in paragraphs 1, 4, 5 and 6 above are subject to the effects of bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or other similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     Our opinion expressed above is limited to the laws of the State of New York, the corporate laws of the State of Delaware, and the federal laws of the United States of America, and we do not express any opinion herein concerning the laws of any other jurisdiction.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus constituting a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.



                                     Yours very truly,
                                     CONNER & WINTERS,
                                     P.C.


                                     /s/ Conner & Winters